Exhibit 10.11

Execution Version

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of October 16, 2017, by and between ACM Research, Inc., a Delaware corporation (the “Company”) and Victorious Way Limited (the “Purchaser”). Certain capitalized terms used in this Agreement are defined in Section 1.

RECITALS

A. The Company intends to offer and sell Class A Shares in a firm-commitment underwritten initial public offering pursuant to the Registration Statement (the “IPO”) and to list the Class A Shares for trading on the Nasdaq Global Market.

B. The Company desires to sell, and the Purchaser desires to purchase, the Shares immediately following the IPO, on the terms and subject to the conditions set forth in this Agreement.

D. In accordance with the terms set forth in this Agreement, contemporaneously with the execution and delivery of this Agreement, (i) the Purchaser is executing and delivering a Lock-Up Agreement, (ii) the Company, Shengxin (Shanghai) Management Consulting Limited Partnership, Xinxin (Hongkong) Capital Co., Limited (“Sino IC”) and the Purchaser are executing and delivering the RRA, and (iii) the Purchaser, Roth Capital and California Bank & Trust, as escrow holder, are executing and delivering the Escrow Agreement.

In consideration of the foregoing, the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are by this Agreement acknowledged, and intending to be legally bound by this Agreement, the parties to this Agreement agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

(b) “Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which the Federal Reserve Bank of San Francisco and any chartered bank in Hong Kong is closed.

(c) “Class A Shares” means shares of Class A Common Stock, $0.0001 par value per share, of the Company.

(d) “Closing” has the meaning set forth in Section 2(b)(i).

(e) “Closing Date” has the meaning set forth in Section 2(b)(ii).

(f) “Company” has the meaning set forth in the first paragraph of this Agreement.

(g) “Draft Preliminary Prospectus” means the prospectus subject to completion forming a part of the Draft S-1 Amendment.

(h) “Draft S-1 Amendment” means the draft amendment to the Registration Statement disclosing the transactions contemplated by this Agreement and a bona fide price range, in substantially the form to be furnished by the Company to the Purchaser.

(i) “Effective Date” means the time as of which the Registration Statement, as then amended, is declared effective by the SEC.

(j) “Escrow Agreement” means the escrow agreement dated as of the date of this agreement between the Purchaser, Roth Capital and California Bank & Trust, as escrow holder.

(k) “Exchange Act” means the U.S. Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder.

(l) “IPO” has the meaning set forth in Recital A.

(m) “IPO Price” means the initial price to the public per share for the Class A Shares offered in the IPO.

(n) “Indemnified Parties” has the meaning set forth in Section 7(a).

(o) “Judgment Currency” has the meaning set forth in Section 7(b).

(P) “Lock-Up Agreement” means the lock-up agreement dated as of the date of this Agreement being executed and delivered, contemporaneously with this Agreement by the Purchaser, in favor of, and in a form provided by, Roth Capital, as representative of the several underwriters of the IPO.

(q) “Losses” has the meaning set forth in Section 7(a).

(r) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company and the Subsidiaries, taken as a whole.

(s) “Permits” has the meaning set forth in Section 3(l).

(t) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(u) “Purchaser Price” has the meaning set forth in Section 2(a).

(v) “Purchaser” has the meaning set forth in the first paragraph of this Agreement.

(w) “RRA” means the Second Amended and Restated Registration Rights Agreement dated as of the date of this Agreement, by and among the Company, Shengxin (Shanghai) Management Consulting Limited Partnership, Sino IC and the Purchaser.

(x) “Registration Statement” means the Registration Statement on Form S-1 (File No. 333-220451) filed by the Company with the SEC under the Securities Act, as such Registration Statement is amended as of the Effective Date.

(y) “Roth Capital” means Roth Capital Partners, LLC.

(z) “SEC” means the U.S. Securities and Exchange Commission.

(aa) “Securities Act” means the U.S. Securities Act of 1933 and the rules and regulations of the SEC thereunder.

(bb) “Shares” means 500,000 Class A Shares to be issued to the Purchaser pursuant to this Agreement.

(cc) “Sino IC” has the meaning set forth in Recital (D) of this Agreement.

(dd) “Sino IC Agreement” has the meaning set forth in Section 6(j).

(ee) “Subsidiary” means, as of a specified date, each Person identified as a subsidiary of the Company in Exhibit 21.01 to the Registration Statement, as amended as of such date.

(ff) “UA” means the underwriting agreement for the IPO to be signed by the Company and Roth Capital, as representative of the several underwriters of the IPO.

2. Purchase and Sale of the Shares.

(a) Sale and Issuance. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to the Purchaser at the Closing, all of the Shares at a purchase price per Share (the “Purchase Price”) equal to the lesser of (x) $10.50 and (y) the IPO Price.

(b) Closing; Delivery.

(i) The closing of the purchase and sale of the Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures immediately after, and subject to, the closing of the IPO and the other conditions set forth in this Agreement.

(ii) Delivery of and payment for the Shares shall be made at 10:00 a.m., Eastern daylight saving time, on the closing date of the IPO (the “Closing Date”). Delivery of the Shares shall be made to the Purchaser against payment by or on behalf of the Purchaser of the Purchase Price therefor by transmission of a wire transfer to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Purchaser under this Agreement.

(c) Contemporaneous Deliveries. Contemporaneously with the execution and delivery of this Agreement:

(i)	the Purchaser is executing and delivering to the Company, for transmittal to Roth Capital, the Lock-Up Agreement;

(ii)	the Purchaser and the Company are executing and delivering the RRA with respect to the Shares; and

(iii)	the Purchaser, Roth Capital and California Bank & Trust, as escrow holder, are executing and delivering the Escrow Agreement.

3. Representations and Warranties of the Company. The Company by this Agreement represents and warrants to the Purchaser as of the date of this Agreement and as of the Closing Date, as follows:

(a) IPO.

(i) The Company will file the Draft S-1 Amendment with the SEC under the Securities Act, in the form to be provided to the Purchaser, without change other than such typographical and other revisions that are, in the aggregate, immaterial. Except for the omission of pricing information related to the IPO, the Draft S-1 Amendment and the Draft Preliminary Prospectus will conform in all material respects upon filing with the SEC, with the requirements of the Securities Act. The Company will file the UA with the SEC by 2 p.m., Pacific time, as an exhibit to a current report on Form 8-K. The Registration Statement as of the Effective Date and the final prospectus relating to the Class A Shares, as filed with the SEC pursuant to Rule 424(b), as of the Closing Date will conform in all material respects with the requirements of the Securities Act.

(ii) Except for the omission of pricing information related to the IPO, the Draft S-1 Amendment will not as of the time of filing with the SEC and as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that no representation or warranty is made as to information contained in or omitted from the Draft S-1 Amendment in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for inclusion therein. Except for the omission of pricing information related to the IPO, the Draft Preliminary Prospectus as of the filing of the Draft S-1 Amendment with the SEC and as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that no representation or warranty is made as to information contained in or omitted from the Draft Preliminary Prospectus in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for inclusion therein.

(iii) Neither the Company nor any of its Affiliates, directly or indirectly, has taken or will take any action in connection with the IPO or the offering of the Shares that is designed to, or that has constituted or could reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Class A Shares.

(iv) In the event the Company determines, or Roth Capital, as representative of the several underwriters of the IPO, notifies the Company in writing that it has decided, not to proceed with the IPO, the Company will promptly, but in any event by 5 p.m., Pacific time, on the next Business Day following such determination or receipt of notice by the Company, notify the Purchaser that the IPO has been discontinued.

(b) Organization and Standing. Each of the Company and the Subsidiaries has been duly organized, is validly existing and in good standing (where such concept is applicable) as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. Exhibit 3.01 to the Registration Statement on Form S-1 (File No. 333 220451) filed by the Company with the SEC under the Securities Act on September 13, 2017, contains a true and complete copy of the Certificate of Incorporation of the Company, as amended and in effect as of the date of this Agreement. Exhibit 21.01 to the Registration Statement lists as of the date of this Agreement, and will list as of the Effective Date, each “subsidiary” of the Company, as defined in Rule 405 under the Securities Act.

(c) Capitalization. The Company has an authorized capitalization as set forth in the Draft Preliminary Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the descriptions thereof contained in the Draft Preliminary Prospectus, were issued in compliance with U.S. federal and state and foreign securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform in all material respects to the descriptions thereof contained in the Draft Preliminary Prospectus, and were issued in compliance with U.S. federal and state securities laws. Except as disclosed in the Draft Preliminary Prospectus, all of the issued shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) Shares.

(i) The Shares have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description of Class A Shares contained in the Draft Preliminary Prospectus, will be issued in compliance with U.S. federal and state securities laws and will be issued free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(ii) The Company has not sold or issued any securities that would be integrated with the offering of the Shares for purposes of the Securities Act. Neither the Company nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as defined in Regulation S under the Securities Act) in connection with the offering of the Shares.

(iii) Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares. No stamp or other issuance or transfer taxes or duties and no withholding taxes are or will be payable by or on behalf of the Purchaser in connection with the execution, delivery or performance of this Agreement.

(e) Authority. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the RRA. Each of this Agreement and the RRA has been duly and validly authorized, executed and delivered by the Company and, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited (i) by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent either Section 7 of this Agreement or Section 8 of the RRA is found to violate public policy.

(f) No Conflicts or Violations.

(i) The issue and sale of the Shares, the execution, delivery and performance of this Agreement and the RRA by the Company, the consummation of the transactions contemplated by this Agreement and the RRA, and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Draft Preliminary Prospectus will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or other encumbrance upon any property or assets of the Company or any of the Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (B) result in any violation of the provisions of the certificate of incorporation, constitution, memorandum and articles of association (or similar organizational documents) of the Company or any of the Subsidiaries, or (C) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets, except, with respect to clauses (A) and (C), conflicts, violations, encumbrances or defaults that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) Neither the Company nor any of the Subsidiaries is (A) in violation of its certificate of incorporation, constitution, memorandum or articles of association (or similar organizational documents), (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (C) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (B) and (C), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(g) Financial Statements. The consolidated financial statements (including the related notes) included in the Draft Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. BDO China Shu Lun Pan Certified Public Accountants LLP are independent public accountants with respect to the Company and the Subsidiaries, as required by the Securities Act.

(h) Controls.

(i) The Company and the Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the their assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for their assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii) The Company and the Subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are (A) designed to ensure that information is accumulated and communicated to management of the Company and the Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, and (B) effective in all material respects to perform the functions for which they were established.

(iii) Except as described in the Draft Preliminary Prospectus, since December 31, 2016, (A) the Company has not been advised of or otherwise become aware of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of the Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company or any of the Subsidiaries and (B) there have been no significant changes in internal controls or in other factors that could significantly adversely affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(i) Compliance with Laws.

(i) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets is required for the issue and sale of the Shares, the execution, delivery and performance of this Agreement and the RRA by the Company, the consummation of the transactions contemplated by this Agreement and the RRA, or the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Draft Preliminary Prospectus, except as are required under applicable U.S. federal and state securities laws and will be obtained or otherwise complied with prior to the Closing Date.

(ii) The Company will take all necessary actions to ensure that, as of the Effective Date, the Company and its directors and officers in their capacities as such will comply with any then-applicable provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(iii) Neither the Company nor any of the Subsidiaries is, or as of the Closing Date after giving effect to the offer and sale of Class A Shares sold in the IPO and the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Draft Preliminary Prospectus will be, (A) an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940 and the rules and regulations of the SEC thereunder or (B) a “business development company” (as defined in Section 2(a)(48) of the U.S. Investment Company Act of 1940).

(iv) Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company after due inquiry, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of the Subsidiaries: (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect payment to any foreign or domestic government official from corporate funds in violation of the U.S. Foreign Corrupt Practices Act of 1977 or otherwise violated any applicable provision of such Act or of any other applicable anti-bribery statute or regulation; or (C) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee that, in the aggregate, would reasonably be expected to result in a Material Adverse Effect. The Company and the Subsidiaries and, to the knowledge of the Company, the Affiliates of the Company and the Subsidiaries have conducted their respective businesses in compliance with the U.S. Foreign Corrupt Practices Act of 1977 and, except as would not reasonably be expected to result in a Material Adverse Effect, all other applicable anti-bribery statutes and regulations, and the Company and the Subsidiaries maintain policies and procedures designed to ensure, and that are reasonably expected to continue to ensure, continued compliance with the U.S. Foreign Corrupt Practices Act of 1977 and other applicable anti-bribery statutes and regulations.

(v) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all applicable jurisdictions (including the U.S. Currency and Foreign Transactions Reporting Act of 1970), the rules and regulations under such statutes, and any applicable related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to any such statutes, rules, regulations or guidelines is pending or, to the knowledge of the Company, threatened.

(vi) Each Subsidiary formed under the laws of the People’s Republic of China will timely reapply for, and obtain, social security registration certificates.

(j) Material Adverse Events. Since December 31, 2016, except as disclosed in the Draft Preliminary Prospectus, neither the Company nor any of the Subsidiaries has:

(i)	sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree,

(ii)	issued or granted any securities,

(iii)	incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business,

(iv)	entered into any material transaction not in the ordinary course of business, or

(v)	declared or paid any dividend on its capital stock.

Since December 31, 2016, except as disclosed in the Draft Preliminary Prospectus, there has not been any change in the capital stock (other than the issuance of Class A Shares, if any, pursuant to employee incentive plans or other stock options granted to employees) or long-term debt of the Company or any of the Subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and the Subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) Assets.

(i) The Company and the Subsidiaries have good and marketable title to all personal property owned by them and that are material to the business of the Company and the Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Draft Preliminary Prospectus or do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. All assets held under lease by the Company and the Subsidiaries that are material to the business of the Company are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and the Subsidiaries.

(ii) The Company and the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(l) Permits. The Company and each of the Subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Draft Preliminary Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect (the “Permits”). Neither the Company nor any of the Subsidiaries is in violation of, or in default under, any of the Permits, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received notice of any revocation or modification of any Permits that, in the aggregate, if revoked or modified, would reasonably be expected to have a Material Adverse Effect.

(m) Proceedings. There are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property or assets of the Company or any of the Subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated by this Agreement; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(n) Contracts. There are no contracts or other documents required to be described in the Draft S-1 Amendment or the Draft Preliminary Prospectus, or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the Draft Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company nor any of the Subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance in all material respects as contemplated by the terms thereof. Except as described in the Draft Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(o) Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of the Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and the Subsidiaries are in full force and effect. The Company and the Subsidiaries are in compliance with the terms of such policies in all material respects. Neither the Company nor any of the Subsidiaries has received notice from any insurer or agent of an insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. There are no material claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(p) Related-Party Transactions. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required by the Securities Act and the rules and regulations thereunder to be described in the Draft Preliminary Prospectus and that is not so described.

(q) Employees.

(i) No labor disturbance by or dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in violation of or has received notice of any violation with respect to any U.S. federal or state or foreign law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable U.S. federal or state or foreign wage and hour laws, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(ii) The board of directors of the Company has adopted and approved a form of Confidentiality, Non-Competition and Intellectual Property Rights Agreement for execution by employees of the Company and its subsidiaries in the People’s Republic of China, a true and correct copy of which form has been provided to the Purchaser. Such board has directed management of the Company to seek to enter into, by March 31, 2018, agreements substantially in such form with all the Company’s employees working in the People’s Republic of China, except any such employee with whom the Company has previously entered into a similar agreement that continues to be in effect. The Company and the Chief Executive Officer and President of the Company will enter into an agreement in such form by no later than October 12, 2017.

(r) Taxes. The Company and each of the Subsidiaries have filed all U.S. federal, state, local and foreign tax returns required to be filed through the date of this Agreement, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be asserted against the Company, that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4. Representations and Warranties of the Purchaser. The Purchaser by this Agreement represents and warrants to the Company as of the date of this Agreement and as of the Closing Date, as follows:

(a) Authority. The Purchaser has all requisite power and authority to execute, deliver and perform its obligations under the Lock-Up Agreement, this Agreement, the RRA and the Escrow Agreement. Each of the Lock-Up Agreement, this Agreement, the RRA and the Escrow Agreement has been duly and validly authorized, executed and delivered by the Purchaser and, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Acquisition of Shares. The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent and not with a view to the resale or distribution of any interest in the Shares. The Purchaser has no present intention of selling, granting any participation in or otherwise distributing any interest in the Shares. The Purchaser does not presently have any contract, undertaking, agreement or arrangement with any individual or entity to sell, transfer or grant participations to either such individual or entity or any third party, with respect to the Shares.

(c) Opportunity to Investigate. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 or the right of the Purchaser to rely thereon.

(d) Restricted Securities. The Purchaser understands that the offering and sale of the Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of such Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed in this Section 4. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to those laws, the Purchaser must hold the Shares indefinitely unless either they are registered with the SEC and qualified by state authorities or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify for resale the Shares, except as set forth in the RRA. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including the time and manner of sale and the holding period for the Shares, and on requirements relating to the Company that are outside of the Purchaser’s control and that the Company is under no obligation, and may not be able, to satisfy.

(e) Regulation S Status. The Purchaser is not a U.S. person (as such term is defined in Regulation S under the Securities Act). At the time of the origination of discussion regarding the offer and sale of the Shares and the date of the execution and delivery of this Agreement, the Purchaser was at all times outside of the United States.

(f) Legend. The Purchaser understands that the Shares may be notated with the following legend together with any other legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AND (A) THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF OR (B) THE HOLDER OF THESE SECURITIES IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE U.S. SECURITIES ACT OF 1933. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, IN A FORM SATISFACTORY TO ACM RESEARCH, INC., THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE U.S. SECURITIES ACT OF 1933.”

The Purchaser consents to the Company making a notation in its records and giving instructions to any transfer agent of the Class A Shares in order to implement the restrictions on transfer set forth in this Agreement. The foregoing legend shall be removed from the certificate, instrument or book entry evidencing the Shares and the Company shall, or shall cause its transfer agent to, issue, no later than three Business Days after receipt of a request from the Purchaser, a certificate or certificates evidencing all or a portion of the Shares, as requested by the Purchaser, without such legend if: (i) the Shares have been resold under an effective registration statement under the Securities Act, (ii) the Shares have been transferred in compliance with Rule 144 under the Securities Act, (iii) all of the Shares are eligible for resale pursuant to such Rule 144 without restriction, or (iv) the Purchaser shall have provided the Company with an opinion of counsel reasonably acceptable to the Company, in form and substance, stating that the Shares may lawfully be transferred without registration under the Securities Act and that the foregoing legend may be removed following such transfer.

5. Conditions of the Company’s Obligations at the Closing. The obligations of the Company to sell the Shares to the Purchaser under this Agreement are subject to the following conditions:

(a) Representations. The representations and warranties of the Purchaser contained in Section 4 shall be true and correct in all material respects as of the Closing.

(b) Covenants. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser as of or before the Closing.

(c) Lock-Up Agreement. The Lock-Up Agreement shall continue to be in full force and effect.

(d) IPO. The IPO shall have been consummated.

6. Conditions of the Purchaser’s Obligations at the Closing. The obligations of the Purchaser to purchase the Shares under this Agreement are subject to the following conditions:

(a) Representations. The representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects as of the Closing.

(b) Covenants. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company as of or before the Closing.

(c) Corporate Proceedings. All corporate proceedings and other legal matters incidental to the authorization, form and validity of this Agreement and all other legal matters relating to this Agreement and the transactions contemplated by this Agreement, including the filing of the Restated Certificate of Incorporation of ACM Research, Inc. (in the form filed with the SEC by the Company as Exhibit 3.03 to the Registration Statement) shall be reasonably satisfactory in all material respects to the Purchaser, and the Company shall have furnished to the Purchaser all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Subsidiaries. As of the Closing, all of the subsidiaries of the Company, including ACM Research (Shanghai), Inc., shall be owned, directly or indirectly, by the Company.

(e) IPO. The IPO shall have been consummated, and K&L Gates LLP, counsel for the Company, shall have sent notice to the Purchasers and Sino IC confirming the completion of the closing of the IPO. The Nasdaq Global Market shall have approved the Shares for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(f) Officers’ Certificate. The Company shall have furnished to the Purchaser a certificate, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer certifying that:

(i)	the representations and warranties of the Company in Section 3 are true and correct on and as of the Closing Date;

(ii)	the Company has complied with all its agreements contained in this Agreement, and satisfied all the conditions on its part to be performed or satisfied under this Agreement, to the extent such agreements and conditions were to be performed or satisfied at or prior to the Closing Date; and

(iii)	no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened.

(g) RRA. The RRA shall continue to be in full force and effect.

(h) Legal Opinion Letter. The Purchaser shall have received from K&L Gates LLP, counsel for the Company, a written opinion dated the Closing Date, substantially in the form attached to this Agreement as EXHIBIT A.

(i) Share Certificates. Prior to the Closing, the Purchaser shall have received from the transfer agent for the Class A Shares a “screen shot” depicting the certificate or certificates to be issued to represent the Shares. Such transfer agent shall, by 5 p.m., Pacific time, on the Closing Date, deposit such certificate or certificates with a courier or other agent identified by the Purchaser for delivery in accordance with instructions provided to the Company at least two Business Days prior to the Closing Date.

(j) Sino IC Closing. The closing of Sino IC’s purchase of 833,334 Class A Shares pursuant to the Sino IC Agreement shall have closed simultaneously with or prior to the Closing.

7. Indemnification.

(a) Indemnity. The Company by this Agreement agrees to indemnify, defend and hold harmless the Purchaser, its Affiliates and each of their respective, directors, officers, employees, shareholders, representatives and agents (“Indemnified Parties”) from, against and in respect of any damages, losses, charges, liabilities, claims demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, interest and costs and expenses (“Losses”) imposed on, sustained, incurred or suffered by or asserted against any of the Indemnified Parties (whether in respect of third party claims, claims between the parties to this Agreement, or otherwise) directly or indirectly relating to or arising out of any breach by the Company of any of representations, warranty or agreement made by it in this Agreement. The indemnity set forth in this Section 7 will not be prejudiced, adversely affected or deemed waived by:

(i)	reason of any investigation made by or on behalf of an Indemnified Party (including by any of its representatives or advisors) or by reason of the fact that an Indemnified Party or any of its representatives or advisors knew or should have known that any representation or warranty is, was or might be inaccurate or by reason of an Indemnified Party’s waiver of any condition set forth in Section 5 or 6;

(ii)	the execution, delivery or the performance of this Agreement; or

(iii)	any other act or thing that may be done by or on behalf of any Indemnified Party in connection with this Agreement and that might, apart from this clause, prejudice or adversely affect such rights or remedies.

The Company further agrees to indemnify each of the Indemnified Parties against any Losses incurred by such Indemnified Party related to or arising from efforts to enforce or protect its rights under this Agreement or from the exercise of its rights or powers consequent upon or arising out of any breach of this Agreement by the Company. The remedies set forth in this Section 7 shall be without prejudice to all other rights and remedies that an Indemnified Party may have under applicable law and shall not be the sole and exclusive remedy of any Indemnified Party for any Loss suffered under this Agreement. Each Indemnified Party shall be entitled to pursue any remedy that is available to it under applicable law.

(b) Judgment Currency. The obligation of the Company in respect of any sum due to the Purchaser or any other Indemnified Party under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first Business Day, following receipt by such Indemnified Party of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Indemnified Party may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency. If the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Indemnified Party under this Agreement, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Indemnified Party against such Loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Indemnified Party under this Agreement, such Indemnified Party agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Indemnified Party under this Agreement.

8. Termination. This Agreement shall terminate and be of no more force or effect upon the earliest to occur, if any, of: (a) the delivery by the Company or the Purchaser to each of the parties hereto, at any time before the Company files the Draft S-1 Amendment with the SEC under the Securities Act, of a notice to the effect that this Agreement is being terminated, (b) the delivery by the Company of notice to the Purchaser pursuant to Section 3(a)(iv), (c) the filing by the Company with the SEC of a request for withdrawal of the Registration Statement, (d) November 15, 2017, if the IPO has not consummated by such date, (e) upon delivery by the Purchase of an notice to the Company, if Sino IC has determined to not to proceed with the closing of its purchase of 833,334 Class A Shares pursuant to the Sino IC Agreement, or the Sino IC Agreement has been terminated, and (f) the written consent of each of the parties to this Agreement.

9. Miscellaneous.

(a) Governing Law; Forum and Remedies. The internal laws of the State of Delaware, irrespective of its conflicts of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement. The parties to this Agreement by this Agreement irrevocably submit to the exclusive jurisdiction of first, the Court of Chancery in the State of Delaware (and any appellate court thereof) and to the extent such Court of Chancery (or appellate court thereof) lacks jurisdiction over the matter, the Federal courts of the United States of America located in the State of Delaware (or appellate court thereof located within such county) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated by this Agreement and thereby, and by this Agreement waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties to this Agreement irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware state or Federal court. The parties by this Agreement consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9(e), shall be valid and sufficient service thereof. Except as otherwise expressly provided in this Agreement, any and all remedies in this Agreement expressly conferred upon a party under this Agreement shall be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance, an injunction or injunctions, or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in accordance with this Section 9(a).

(b) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SHARES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(c) Amendments; No Waiver. This Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(d) Entire Agreement. This Agreement, together with the Lock-Up Agreement, the RRA and the Escrow Agreement, constitutes the full and entire understanding and agreement between the parties with respect to the subject matter of this Agreement, and any other written or oral agreement relating to the subject matter of this Agreement existing between the parties is expressly canceled.

(e) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon (i) personal delivery to the party to be notified, (ii) if sent by electronic mail, then (A) when sent, if sent between 9 a.m. and 5 p.m., Pacific time, on a Business Day or (B) as of 9 a.m. Pacific time on the next Business Day, if sent at any other time, (iii) if sent by U.S. registered or certified mail, return receipt requested, postage prepaid, the earlier of actual receipt and the fifth Business Day after having been deposited with the U.S. Postal Service, or (iv) if sent via an internationally recognized overnight courier, freight prepaid, specifying next or two Business Day delivery, with written verification of receipt, two Business Days after deposit with such courier. All communications shall be sent to a party to this Agreement at their respective addresses set forth below or to such other street or email address as subsequently modified by written notice given in accordance with this Section 9(e):

If to the Company:

ACM Research, Inc.

42307 Osgood Road, Suite I

Fremont, California 94539

Attention:   David H. Wang

Email:         dwang@acmrcsh.com

With a copy to (which shall not constitute notice):

K&L Gates LLP

State Street Financial Center

One Lincoln Street

Boston, MA 02111-2950

Attention:   Mark L. Johnson

Email:         mark.johnson@klgates.com

If to the Purchaser:

Victorious Way Limited

Room 601, GF, Overseas World Centre, No. 28, Ping’anli West Street

Xicheng District, Beijing 100034 China

Attention:   Ms. Wenhan FAN

Email:         Wenhan.Fan@everbright.com

(f) Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

(g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(i) Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Purchaser, the Company and their respective successors. This Agreement and the terms and provisions of this Agreement are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Indemnified Parties. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 9(i), any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained in this Agreement.

(j) Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(k) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to a party under this Agreement, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of a party of any breach or default under this Agreement, or any waiver on the part of a party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to a party, shall be cumulative and not alternative.

(l) Interpretation and Construction. For purposes of this Agreement:

(i)	headings used in this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement;

(ii)	any references in this Agreement to a Section or Exhibit refer to a Section of, or Exhibit attached to, this Agreement, unless specified otherwise;

(iii)	the words “include” and “including” as used herein shall not be construed so as to exclude any other thing not referred to or described;

(iv)	the word “or” is not exclusive;

(v)	the definition given for any term in this Agreement shall apply equally to both the singular and plural forms of the term defined;

(vi)	whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(vii)	unless the context otherwise requires, (A) references in this Agreement to an agreement, instrument or other document mean such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (B) references in this Agreement to a statute means such statute as amended from time to time and include any successor legislation thereto and any rules and regulations promulgated thereunder; and

(viii)	this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(m) Waiver of Immunity. With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976.

(n) Other Private Placement. To the extent that the Closing has not occurred and this Agreement has not been terminated in accordance with Section 8, the Company shall not, without the prior written consent of the Purchaser, enter into, amend or supplement any private placement arrangement or agreement in connection with the sale and purchase of the securities of the Company with any third-party financial investor (“Other Placements”), including any amendment or supplement to the Stock Purchase Agreement dated as                     , 2017 among the Company, Xunxin (Shanghai) Capital Co., Limited, Sino IC and David H. Wang (the “Sino IC Agreement”). The Company shall provide to the Purchaser any agreements related to such Other Placements promptly after the date of execution and delivery thereof (including the Sino IC Agreement and any other agreements signed in connection therewith).

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has executed this Agreement or caused the same to be executed by its duly authorized representative as of the date first written above.

ACM RESEARCH, INC.

By:	/s/ David H. Wang
David H. Wang
Chief Executive Officer and President

VICTORIOUS WAY LIMITED

By:	/s/ Victorious Way Limited
Name:
Title:

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT